Exhibit 29.1

                             SUBSCRIPTION AGREEMENT
                                       OF
                       ELECTRIC AQUAGENICS UNLIMITED, INC.


         1. PURCHASE. The undersigned hereby subscribes for the purchase of __________________ shares of ELECTRIC AQUAGENICS UNLIMITED, INC., a Delaware corporation (the "Company"). With this document the undersigned is submitting the sum of $ ____________________ in cash, check, money order, or equivalent, as payment for said shares at the price of $2.00 per share. Checks or money orders are to be made payable to "Electric Aquagenics Unlimited, Inc. Proceeds Account" until the offering closes.

         2. REPRESENTATIONS. The undersigned hereby represents and warrants that:

                  (a) He/she is aware that, pursuant to Section 14 of the Securities Act of 1933, any provision is void that binds a person acquiring a security to waive compliance with any provision under the federal securities law;

                  (b) The undersigned, if a natural person, is over the age of twenty-one years;

                  (c) The undersigned has received and read a copy of the prospectus of the Company;

                  (d) The undersigned acknowledges that neither the United States Securities and Exchange Commission, nor any other state or federal agency has made any determination as to the merits of purchasing any of such shares, and that the purchase of any interest involves a very high degree of risk;

                  (e) The undersigned acknowledges that the application of purchase may be accepted in whole or in part or rejected by the Company, and that, to the extent the application may be rejected, the accompanying payment will be refunded without the deduction of expenses;

                  (f) The offer and sale of these shares to the undersigned were made by means of the Company's prospectus only, and no other documents or advertisements were used in connection therewith; and

                  (g) The undersigned was offered and is purchasing these shares within the state of __________________.

         3. TYPE OF OFFERING. The undersigned hereby further acknowledges that these shares are being offered and sold pursuant to a registration statement on Form SB-l under the Securities Act of 1933, as amended, and that such shares may only be offered and sold in states in which the securities have been qualified for sale.

                                   AFFIRMATION

THE UNDERSIGNED HEREBY SWEARS AND AFFIRMS THAT HE OR SHE HAS READ THE FOREGOING SUBSCRIPTION AGREEMENT OF ELECTRIC AQUAGENICS UNLIMITED, INC. AND IS FAMILIAR WITH THE CONTENTS THEREOF AND THAT ALL OF THE REPRESENTATIONS CONTAINED THEREIN ARE TRUE AND ACCURATE.



____________________________                 _________________________________
[Printed Name of Subscriber]                 [Signature]

                                             _________________________________
                                             [Street Address and Number]

                                             _________________________________
                                             [City, State and Zip Code]

                                             _________________________________
                                             [Tax Identification or Social
                                             Security Number of Subscriber]


The Company is requested to issue the stock certificate(s) as follows:


Name(s): _____________________________        No. of Shares ____________________
[Please Print]


Name(s): _____________________________        No. of Shares ____________________
[Please Print]


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